FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 7, 2006
MACQUARIE INFRASTRUCTURE COMPANY TRUST
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation)

001-32385	20-6196808

Commission File Number	(IRS Employer Identification No.)

MACQUARIE INFRASTRUCTURE COMPANY LLC
(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of
incorporation)

001-32384	43-2052503

Commission File Number	(IRS Employer Identification No.)

125 West 55th Street,
New York, New York	10019

(Address of Principal Executive Offices)	(Zip Code)
(212) 231-1000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03. Creation of a Direct Financial Obligation
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-2.1: SIDE LETTER DATED MARCH 7, 2006 AMENDING THE PURCHASE AGREEMENT DATED AUGUST 2, 2005, AS AMENDED, AMONG K1 VENTURES LIMITED, K-1 HGC INVESTMENT, LLC AND mACQUARIE GAS HOLDINGS LLC
EX-10.1: AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF JUNE 7, 2006 AMONG HGC HOLDINGS LLC, MACQUARIE GAS HOLDINGS LLC, THE LENDERS NAMED HEREIN AND DRESDNER BANK AG LONDON BRANCH
EX-10.2: AMENDED AND RESTATED LOAN AGREEMENT DATED AS OF JUNE 7, 2006 AMONG THE GAS COMPANY, LLC, MACQUARIE GAS HOLDINGS LLC, THE LENDERS NAMED THEREIN AND DRESDNER BANK AG LONDON BRANCH
EX-99.1: PRESS RELEASE DATED JUNE 7, 2006 ISSUED BY THE REGISTRANTS

Section 2 Financial Information
Item 2.01 Completion of Acquisition or Disposition of Assets
On June 7, 2006 (the “Closing Date”), Macquarie Infrastructure Company Inc. (“MIC Inc.”) a wholly owned subsidiary of Macquarie Infrastructure Company LLC and Macquarie Infrastructure Company Trust (collectively and individually “MIC” or the “Company”), through a wholly-owned subsidiary, Macquarie Gas Holdings LLC (“MGH”), completed its acquisition of K-1 HGC Investment, L.L.C. (subsequently renamed Macquarie HGC Investment LLC) (“MHGI”), which owns HGC Holdings, L.L.C. (subsequently renamed HGC Holdings LLC) (“HGC”) and The Gas Company, LLC (“TGC”), from k1 Ventures Limited (“K1”). This transaction was initially described in a Form 8-K filed by MIC in August 2005 and was also described in MIC’s most recently filed Forms 10-K and 10-Q.
MHGI, together with its wholly owned subsidiary, HGC Investment Corporation, are the sole members of HGC, and HGC is the sole member of TGC. TGC is a Hawaii limited liability company that owns and operates the regulated synthetic natural gas distribution business in Hawaii and distributes and sells liquefied petroleum gas through unregulated operations. TGC operates in both regulated and unregulated markets on the Islands of Oahu, Hawaii, Maui, Kauai, Molokai and Lanai.
The $272.0 million purchase price, comprised of a base purchase price of $238.0 million, a working capital adjustment of $21.3 million and transaction costs of $12.7 million, was funded with $160.0 million of new subsidiary-level debt, $99.0 million of funds initially drawn by MIC Inc. under the revolving portion of its acquisition credit facility and available cash. The Company expects the transaction to be immediately yield accretive. The $160.0 million of subsidiary secured financing were provided by Dresdner Bank AG London Branch and other lenders under two credit facilities, each of which commenced at the Closing Date and have a seven year term. These agreements, which do not have recourse to MIC or other businesses of MIC, are filed as Exhibits 10.1 and 10.2.
TGC’s consolidated results will be included in the results of operations of MIC under the purchase method of accounting and will constitute a new segment (“gas utility business”) from the Closing Date. Subject to applicable debt covenants and retention of reserves, as required by the Hawaii Public Utilities Commission (“HPUC”), MIC expects that substantially all of TGC’s consolidated cash flow from operations and from investing activities less maintenance capital expenditures will be available for distribution to its shareholders.
Macquarie Securities (USA) Inc. (“MSUSA”) acted as financial advisor to MIC on the transaction, including on the debt financing arrangements, and will receive fees and expense payments totaling approximately $5.0 million (included in the transaction costs discussed above). MSUSA is a subsidiary of Macquarie Bank Limited, the parent company of the Manager. In addition, Macquarie Bank Limited provided $30.0 million of the Funding under the MIC Inc. acquisition facility. It also provided interest rate swaps with notional principal of $48.0 million relating to the subsidiary level financing.
Additional information about this transaction, as well as the financing facilities, has been included with the registrant’s previous SEC filings. This Form 8-K updates all such prior information.

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Item 2.03. Creation of a Direct Financial Obligation.
As described in Item 2.01, the purchase of TGC was financed, in part, with $160.0 million of subsidiary secured term debt that is non-recourse to MIC or other MIC-owned businesses and $99.0 million of debt incurred under MIC Inc.’s acquisition credit facility.
The terms of the MIC Inc. acquisition facility and the subsidiary debt facility, including payment terms and mandatory prepayment provisions, are substantially the same as has been previously described in the Company’s SEC filings, except as follows: the additional $20 million working capital revolving facility now includes a $5.0 million letter of credit sublimit, and revolving loans are to be repaid within 12 months after their borrowing or at maturity, if sooner.
The borrowers for the subsidiary level credit facilities also entered into hedging agreements pursuant to which the floating interest rates of the subsidiary level credit facilities are swapped into fixed rates. Under the hedging agreements, $160 million of LIBOR based notional principal have been hedged at a fixed rate of 4.84%, effective August 31, 2006.
Item 9.01 Financial Statements and Exhibits
Exhibit Index:
2.1	Side Letter dated March 7, 2006 amending the Purchase Agreement dated August 2, 2005, as amended, among k1 Ventures Limited, K-1 HGC Investment, LLC and Macquarie Gas Holdings LLC

10.1	Amended and Restated Loan Agreement dated as of June 7, 2006 among HGC Holdings LLC, Macquarie Gas Holdings LLC, the Lenders named herein and Dresdner Bank AG London Branch

10.2	Amended and Restated Loan Agreement dated as of June 7, 2006 among The Gas Company, LLC, Macquarie Gas Holdings LLC, the Lenders named therein and Dresdner Bank AG London Branch

99.1	Press Release dated June 7, 2006 issued by the Registrants

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY TRUST

Date: June 12, 2006	By:	/s/ Peter Stokes

Name: Peter Stokes
Title: Regular Trustee
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACQUARIE INFRASTRUCTURE COMPANY LLC

Date: June 12, 2006	By:	/s/ Peter Stokes

Name: Peter Stokes
Title: Chief Executive Officer

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